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                                                                     Exhibit 2.2

                               AMENDMENT AGREEMENT

     This AMENDMENT AGREEMENT (this "Amendment Agreement") is made on this the 21 day of August, 2003:

                                  BY AND AMONG

GMR Infrastructure Limited, a company incorporated under the [Indian] Companies Act, 1956, as amended, ("Companies Act") and having its registered office at 6-3-866/ G2, Greenlands, Begumpet, Hyderabad - 500 016, Andhra Pradesh, India ("GMR");

PM Ventures Private Limited, a company incorporated under the Companies Act and having its registered office at SKIP House, 25/1 Museum Road, Bangalore 560 025, Karnataka, India ("PM Ventures");

Quintant Services Limited, a company incorporated under the Companies Act and having its registered office at 93/A, 4th B Cross, 5th Block, Industrial Area, Koramangala, Bangalore 560 095, Karnataka, India ("Company"); and

iGATE Global Solutions Limited, a company incorporated under the Companies Act and having its registered office at No. 1, Main Road, Jakkasandra, Off Sarjapur Road, Koramangala Extension, Bangalore 560 034, Karnataka, India ("iGATE Global").

                                    RECITALS

A. WHEREAS, GMR, PM Ventures, the Company and iGATE Global have entered into a Share Purchase Agreement dated July 30, 2003 (the "Share Purchase Agreement") pursuant to which the GMR and PM Ventures have agreed to sell to iGATE Global an aggregate of Fifty Seven Thousand Nine Hundred and Seventy Seven (57,977) fully paid up equity Shares of the Company.

B. WHEREAS, the parties to the Share Purchase Agreement desire to amend the Share Purchase Agreement in the manner set forth in this Amendment Agreement.

          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment Agreement hereby agree as follows:

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                                    AGREEMENT

     1. The following definitions shall be included in Section 1.1 of the Share Purchase Agreement:

     (a) ""ADRs" means American Depositary Receipts issued pursuant to the Deposit Agreement representing American Depositary Shares, each of which represents one (1) underlying Share;"

     (b) ""Deposit Agreement" means the deposit agreement dated January 23, 2003 among the Company, the Depositary, and the holders, owners and beneficial owners of restricted ADRs;"

     (c) ""Depository" means the Deutsche Bank Trust Company Americas, acting through its office at 60 Wall Street, New York, New York 10005, USA;"

     (d)  ""Code" has the meaning assigned to such term in Section 6.10;"

     (e) ""ESOS" means the Employee Stock Option Scheme of the Company, approved on April 4, 2003 by the shareholders of the Company;"

     (f) ""ISO Option" means an option granted to an employee of the Company pursuant to the ISO Plan to acquire, upon exercise of the option, [one] ADR;"

     (g) ""ISO Plan" means the 2003 Stock Option Incentive Plan of the Company, approved by the board of directors of the Company on January 22, 2003;"

     (h) ""iGATE Global Option Plan" means the Employee Stock Option Plan of iGATE Global, approved on January 24, 2000 by the shareholders of iGATE Global in general meeting;"

     (i) ""iGATE Global Share" means an equity share of iGATE Global of par value Rupees Ten (Rs.10) each;"

     2. The definition of the term "Escrow Agreements" contained in Section 1.1 of the Share Purchase Agreement shall be amended and restated in its entirety to read as follows:

     ""Escrow Agreements" means (i) the agreement to be entered into among each of Swarna Murthy, an Indian national residing at 2086, Boxwood Bay, Fremont, California 94539, USA (in her capacity as custodian for Mukul Murthy and Nirav Murthy), AS, KM, the Company, iGATE and an escrow agent, governing the release of ADRs held by such individual and (ii) the agreement to be entered

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     into among TGR, the Company, iGATE Global and an escrow agent governing the release of Shares held by TGR;

     3. The definition of the term "Escrow Termination Agreement" contained in
Section 1.1 of the Share Purchase Agreement shall be amended and restated in its entirety to read as follows:

     ""Escrow Termination Agreements" means (i) the agreement to be entered into among AS, KM, Inder Singh, Luke Helms, the Company and Bank of New York, a banking corporation established under the laws of the State of New York, and having its principal corporate trust office at 101, Barclay, New York, New York 10286, USA terminating the escrow and voting agreement dated January 23, 2003 entered into among such parties and (ii) the agreement to be entered into among TGR, the Company and Standard Chartered Bank, a body incorporated in England and having its registered office at 1, Aldermanbury Square, London, U.K., with an office at Raheja Towers, 26, M.G. Road, Bangalore, Karnataka, India terminating the escrow agreement dated January 23, 2003 entered into among such parties;"

     4. The definition of the term "Shareholders Agreement" contained in Section
1.1 of the Share Purchase Agreement shall be amended and restated in its entirety to read as follows:

     ""Shareholders Agreement" means the shareholders agreement dated January 24, 2003 by and among AS, KM, PM, TGR, the Non-Continuing Founders, GMR, PM Ventures and the Company, and the amendment agreement dated January 24, 2003 among the same parties;"

     5. Article VI shall be amended to include the following Section 6.10:

     "As soon as practicable following the Closing but effective as of the Closing Date, the ISO Options shall be exchanged by the Purchaser for options to acquire iGATE Global Shares ("iGATE Global Options"). The iGATE Global Options shall have, and be subject to, the same terms and conditions as the ISO Options surrendered in the exchange, as in effect immediately prior to the Closing Date, except that (a) upon the exercise of the iGATE Global Options, the option holder will acquire such number of iGATE Global Shares that are equal to the product of the number of ADRs that were issuable upon exercise of the ISO Options surrendered in the exchange immediately prior to the Closing Date multiplied by 0.88, rounded down to the nearest whole number of iGATE Global Shares and (b) the per Share exercise price for the iGATE Global Shares issuable upon the exercise of the iGATE Global Options shall be equal to Rupees One Hundred (Rs.100);
     it being the intention of the parties that

             in the case of any ISO Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, that the exercise price of the option, the number of iGATE Global Shares purchasable pursuant to

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     such option and the terms and conditions of exercise of such option shall be determined in a manner which complies with Section 424 of the Code.

          if Purchaser is unable to issue any of the iGate Global Options by reason of applicable Laws, then Purchaser will endeavor to issue options of similar value for publicly traded stock of its parent company. The grant of iGATE Global Options shall be subject to applicable Laws."

     6. Section 7.1 (j) shall be amended and restated in its entirety to read as follows:

     ""Escrow Termination Agreements. Receipt by the Purchaser of a copy of the Escrow Termination Agreements, duly executed by each party thereto."

     7. Section 7.1(k) shall be amended and restated in its entirety to read as follows:

     "Escrow Agreements. Receipt by the Purchaser of a copy of the Escrow Agreements, duly executed by each party thereto."

     8. Section 7.1(o) shall be deleted in its entirety.

     9. Section 7.1 (q) shall be amended and restated in its entirety to read as follows:

     "Employee Stock Options. Receipt by the Purchaser, of (A) evidence in form satisfactory to the Purchaser, evidencing the termination of the ESOS and the ISO Plan, (B) letters from each employee who has received or is entitled to receive options under the ESOS consenting to the termination of such plans and agreeing not to exercise the options granted under the ESOS and (C) letters from each employee who has received or is entitled to receive ISO Options consenting to the termination of the ISO Plan and agreeing not to exercise the ISO Options."

     10. This Amendment Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     11. This Amendment Agreement may not be modified or waived except in writing executed by all parties to this Agreement.

     12. This Amendment Agreement shall be governed by the laws of the Republic of India.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed on the day and year first hereinabove written.

                                         GMR INFRASTRUCTURE LIMITED


                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                         PM VENTURES PRIVATE LIMITED


                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                         QUINTANT SERVICES LIMITED


                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                         IGATE GLOBAL SOLUTIONS LIMITED


                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

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